EXHIBIT 23.1

                              CONSENT OF COUNSEL


      We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus contained in this Registration Statement.



                                                SNOW BECKER KRAUSS P.C.

July 22, 2004
New York, New York